Exhibit 1

AGREEMENT REGARDING THE JOINT FILING OF

SCHEDULE 13D

_________________

           The undersigned hereby agree that the statement on Schedule 13D to which this Agreement is annexed as Exhibit 1 is filed on behalf of each of them in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: July 26, 2007

JEFFERIES CAPITAL PARTNERS IV LP
JEFFERIES EMPLOYEE PARTNERS IV LLC
JCP PARTNERS IV LLC

JEFFERIES CAPITAL PARTNERS IV LLC, as Manager

By:  /s/ James L. Luikart
Name:  James L. Luikart
Title:  Managing Member

JCP IV LLC

By:      JEFFERIES CAPITAL PARTNERS IV LLC,
            as Managing Member

By:  /s/ James L. Luikart
Name:  James L. Luikart
Title:  Managing Member

JEFFERIES CAPITAL PARTNERS IV LLC

By:  /s/ James L. Luikart
Name:  James L. Luikart
Title:  Managing Member

/s/ Brian P. Friedman
Brian P. Friedman

/s/ James L. Luikart
James L. Luikart